                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              MAXXIM MEDICAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              MAXXIM MEDICAL, INC.
                            10300 49TH STREET NORTH
                           CLEARWATER, FLORIDA 33762

                             [MAXXIM MEDICAL LOGO]

                                                               February 20, 1998

Dear Shareholder:

     You are cordially invited to attend the 1998 Annual Meeting of Shareholders of Maxxim Medical, Inc. (the "Company"). The Meeting will be held at the Feather Sound Country Club, 2201 Feather Sound Drive, Clearwater, Florida, on Thursday, March 12, 1998 at 10:00 a.m. Eastern time.

     The Notice of the Meeting and the Proxy Statement on the following pages cover the formal business of the Meeting, which includes (i) the election of Directors, (ii) a proposal to approve the 1998 Non-Employee Directors' Stock Option Plan and the issuance to non-employee Directors of options to purchase an aggregate of 30,000 shares of Common Stock of the Company thereunder, (iii) a proposal to ratify the adoption of the Senior Management Stock Purchase Plan and the sale of 400,000 shares of Common Stock of the Company thereunder, and (iv) a proposal to ratify the appointment of the Company's independent certified public accountants. We will also report on the progress of the Company and comment on matters of current interest.

     It is important that your shares be represented at the Meeting. We ask that you promptly sign, date and return the enclosed proxy card in the envelope provided, even if you plan to attend the Meeting. Returning your proxy card to us will not prevent you from voting in person at the Meeting if you are present and choose to do so.

     PLEASE NOTE: If your shares are held in street name by a brokerage firm, bank or other nominee, such nominee will supply you with a proxy to be returned directly to it. It is important that you return the form TO THE NOMINEE as quickly as possible so that it may vote your shares. You may not vote such shares in person at the Meeting unless you obtain a power of attorney or legal proxy from the nominee authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

     Your Board of Directors and management look forward to greeting you personally at the Meeting.

                                          Sincerely,

                                          /s/ KENNETH W. DAVIDSON

                                          Kenneth W. Davidson,
                                          Chairman of the Board,
                                          President and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD MARCH 12, 1998

To the Shareholders of
Maxxim Medical, Inc.

     Notice is hereby given that the 1998 Annual Meeting of Shareholders of Maxxim Medical, Inc. (the "Company") will be held at the Feather Sound Country Club, 2201 Feather Sound Drive, Clearwater, Florida, on Thursday, March 12, 1998 at 10:00 a.m. Eastern time, for the following purposes:

          (1) To elect seven Directors;

          (2) To approve the adoption of the 1998 Non-Employee Directors' Stock Option Plan and the issuance to non-employee Directors of options to purchase an aggregate of 30,000 shares of Common Stock of the Company;

          (3) To ratify the adoption of the Senior Management Stock Purchase Plan and the sale of 400,000 shares of Common Stock of the Company thereunder;

          (4) To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for fiscal year 1997; and

          (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. The 1997 Annual Report of the Company is also enclosed. Shareholders of record at the close of business on February 2, 1998 are entitled to receive notice of and to vote at the Meeting and any adjournment thereof.

     All shareholders are cordially invited to attend the Meeting. Whether or not you expect to attend, please sign and return the enclosed Proxy promptly in the envelope provided to assure the presence of a quorum. You may revoke your Proxy and vote in person at the Meeting if you desire.

     PLEASE NOTE: If your shares are held in street name by a brokerage firm, bank or other nominee, such nominee will supply you with a proxy to be returned directly to it. It is important that you return the form TO THE NOMINEE as quickly as possible so that it may vote your shares. You may not vote such shares in person at the Meeting unless you obtain a power of attorney or legal proxy from the nominee authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

                                          By order of the Board of Directors

                                          /s/ PETER M. GRAHAM
                                          Peter M. Graham,
                                          Secretary

February 20, 1998

                              MAXXIM MEDICAL, INC.
                            10300 49TH STREET NORTH
                           CLEARWATER, FLORIDA 33762

                                PROXY STATEMENT

                      1998 ANNUAL MEETING OF SHAREHOLDERS
                            OF MAXXIM MEDICAL, INC.

                SOLICITATION, EXERCISE AND REVOCATION OF PROXIES

     The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of Maxxim Medical, Inc. (the "Company"), to be voted at the 1998 Annual Meeting of Shareholders of the Company (the "Meeting"). The Meeting will be held at the Feather Sound Country Club, 2201 Feather Sound Drive, Clearwater, Florida, on Thursday, March 12, 1998 at 10:00 a.m. Eastern time. In addition to the original solicitation by mail, certain regular employees of the Company may solicit proxies by telephone or telecopy or in person. The Company has also retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies, and it is estimated that the fee for such services will be approximately $5,000. All expenses of this solicitation, including the costs of preparing and mailing this Proxy Statement and the reimbursement of brokerage firms, banks and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of shares, will be borne by the Company. You may vote in person at the Meeting, if you wish, even though you have previously mailed in your proxy. This Proxy Statement and the accompanying proxy are being mailed to shareholders beginning on or about February 20, 1998.

     All duly executed proxies will be voted in accordance with the instructions thereon. Shareholders who execute proxies, however, retain the right to revoke them at any time before they are voted. The revocation of a proxy will not be effective until written notice thereof has been given to the Secretary of the Company, unless the shareholder granting such proxy votes in person at the Meeting.

                              VOTING OF SECURITIES

     The record date for the determination of shareholders entitled to vote at the Meeting is February 2, 1998. As of such date, the Company had outstanding 10,170,262 shares of Common Stock, $.001 par value per share (the "Common Stock"). The Common Stock is the only class of stock of the Company outstanding and entitled to vote at the Meeting. Each shareholder is entitled to one vote for each share of Common Stock held. For the purposes of determining the presence of a quorum at the Meeting, abstentions will be counted toward the number of shares represented at the Meeting. Broker non-votes will be disregarded. The shareholders present at the Meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal of enough shareholders to leave less than a quorum or the refusal of any shareholder present in person or by proxy to vote or participate in the Meeting. All votes on the proposals set forth below will be taken by ballot.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

GENERAL INFORMATION

     The Board currently consists of seven Directors, with no vacancies. All seven Directors have been nominated to stand for reelection at the Annual Meeting. Directors serve until the next annual meeting of shareholders and until their successor is elected and has qualified, or until their earlier resignation, removal from office or death.

     The Board believes that the reelection of Kenneth W. Davidson, Donald R. DePriest, Peter G. Dorflinger, Martin Grabois, M.D., Ernest J. Henley, Ph.D., Richard O. Martin, Ph.D., and Henk R.

Wafelman, Ing., as Directors of the Company is in the best interest of the Company and its shareholders. The Board therefore unanimously recommends that shareholders vote FOR each of the nominees, and all proxies not marked to the contrary will be so voted. Shareholders may vote for up to seven nominees and the seven nominees receiving the most votes cast at the Meeting, in person or by proxy, will be elected as Directors. Shareholders may not vote cumulatively in the election of Directors. In the event any of the nominees should be unable to serve, which is not anticipated, the persons named in the accompanying proxy will vote for such other person or persons for the office of Director as the Board of Directors may recommend.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth (i) the names and ages of the Directors and executive officers of the Company and the positions they hold with the Company and (ii) the names and ages of the nominees for Director listed herein. Executive officers serve at the pleasure of the Board of Directors.

NAME                                        AGE                         POSITION
----                                        ---                         --------
Kenneth W. Davidson.......................  51    Chairman of the Board, President and Chief Executive
                                                    Officer
Peter M. Graham...........................  51    Executive Vice President, Chief Operating Officer
                                                  and Secretary
David L. Lamont...........................  51    Vice President, Group Vice President
Henry T. DeHart...........................  51    Vice President, Executive Vice President Operations,
                                                  Case Management
Jack F. Cahill............................  48    Vice President, Executive Vice President Sales and
                                                    Marketing, Case Management
Alan S. Blazei............................  42    Vice President, Controller and Treasurer
Joseph D. Dailey..........................  49    Vice President, Information Services
Suzanne R. Garon..........................  45    Vice President, Human Resources
Rob W. Beek...............................  53    Vice President, Managing Director, Maxxim Medical
                                                    Europe
Donald R. DePriest........................  58    Director
Peter G. Dorflinger.......................  46    Director
Martin Grabois, M.D.......................  58    Director
Ernest J. Henley, Ph.D....................  71    Director
Richard O. Martin, Ph.D...................  58    Director
Henk R. Wafelman, Ing.....................  67    Director

     Kenneth W. Davidson has served as a Director of the Company since 1982, and as Chairman of the Board of Directors, Chief Executive Officer and President of the Company since November 1, 1986. Mr. Davidson is also a director of Henley Healthcare, Inc., a manufacturer of products used in physical therapy, and of Encore Orthopedics, Inc., a designer and manufacturer of implantable orthopedic devices.

     Peter M. Graham has served as Executive Vice President and Chief Operating Officer since January 1986, and was elected Secretary in July 1997. Mr. Graham also served as Treasurer from April 1986 through June 1997.

     David L. Lamont has served as Vice President since March 1988 and Group Vice President since July 1993. From January 1992 to July 1993, Mr. Lamont was President, Argon Medical division.

     Henry T. DeHart has served as Vice President since November 1993. Since June 1995, he has served as Executive Vice President Operations, Case Management. From December 1992 through July 1995, he served as President of Boundary Healthcare division.

     Jack F. Cahill has served as Vice President since May 1995. Since June 1995, he has served as Executive Vice President Sales and Marketing, Case Management. From May 1994 through June 1995, he served as President of the Sterile Design division. From July 1993 to May 1994, he served as Executive Vice President, Sterile Design. For over five years prior to July 1993, he worked for Johnson & Johnson Medical, Inc. serving in various capacities, the latest of which being Business Director.

     Alan S. Blazei has served as Vice President and Controller since December 1990. In July 1997, Mr. Blazei was elected Treasurer of the Company.

     Joseph D. Dailey has served as Vice President, Information Services since August 1994. Previously, he had served as Director of Information Services since January 1991.

     Suzanne R. Garon has served as Vice President since January 1997. Previously, she had served as Vice President Human Resources, Case Management since August 1995. From July 1993 to August 1995, Ms. Garon served as Manager of Human Resources, Sterile Design. From April 1980 to July 1993, Ms. Garon provided human resource management to Johnson & Johnson Medical, Inc.

     Rob W. Beek has served as Vice President, Managing Director, Maxxim Medical Europe since January 1997. Prior to that time he was Managing Director of Medica B.V., a Netherlands corporation acquired by the Company in January 1995, for more than five years.

     Donald R. DePriest was elected as a Director, effective December 1992, pursuant to the terms of the agreement between the Company and Boundary Healthcare Products Corp. ("Boundary") under which the Company acquired Boundary. Since July 1987, Mr. DePriest has been the President of MedCom Development Corporation, the General Partner of MCT Investors, L.P., a limited partnership engaged in the business of venture capital investing. Mr. DePriest was the principal shareholder and President of Boundary from July 1987 until it was acquired by the Company. Mr. DePriest is also Chairman of the Board of American Telecasting, Inc.

     Peter G. Dorflinger has served as a Director of the Company since 1986 and as Secretary from 1992 to 1997. From June 1990 until October 1996, Mr. Dorflinger served as Group Vice President and General Counsel of Sulzer Medica USA, Inc., a subsidiary of Sulzer Medica Ltd., a Swiss medical device manufacturer. From January 1997 through January 1998, Mr. Dorflinger was Vice President and General Counsel of Advanced Medical Instruments, Inc., a manufacturer of medical monitoring equipment. From September 1997 to January 1998, Mr. Dorflinger also served as President of GlasTech, Inc., a manufacturer of dental products. Since January 24, 1998, Mr. Dorflinger has been President and Chief Operating Officer of Physicians Resource Group, Inc., a physicians practice management company. Mr. Dorflinger is also a director of Benchmark Electronics, Inc.

     Martin Grabois, M.D. has served as a Director of the Company since February 1991. Dr. Grabois has been a Professor and Chairman of the Department of Physical Medicine and Rehabilitation at Baylor College of Medicine in Houston, Texas since 1978. Since 1978, he has also served as the Senior Attending and Medical Director in the Department of Physical Medicine at the Methodist Hospital, Houston, Texas, Consultant Physiatrist to the Texas Institute for Rehabilitation and Research, Houston, Texas, and the Physician-in-Chief for the Physical Medicine and Rehabilitation Services of Harris County Hospital District, Houston, Texas. In 1994, Dr. Grabois was elected President of the Academy of Physical Rehabilitation.

     Ernest J. Henley, Ph.D. has served as a Director of the Company since 1976, and served as a consultant to the Company from that date until May 1996. Dr. Henley's principal employment for more than the past five years has been as a Professor of Chemical Engineering at the University of Houston. Dr. Henley is also a consultant and director of Henley Healthcare, Inc.

     Richard O. Martin, Ph.D. has served as a Director of the Company since November 1989. Dr. Martin served from April 1, 1991 until February 3, 1997, as President and Chief Executive Officer, and since February 3, 1997, as Chairman and Chief Executive Officer, of Physio-Control International Corp., a manufacturer of cardiac defibrillators and monitoring equipment. Dr. Martin also serves as a director of SeaMED Corporation, which engages in contract engineering and manufacturing for medical and other industries, CardioDynamics International Corporation, a manufacturer of noninvasive digital heart monitoring devices and related products, and Encore Orthopedics, Inc. Dr. Martin also serves as Chairman of the Board of Directors for the Medical Device Manufacturers Association.

     Henk R. Wafelman, Ing. has served as a Director of the Company since 1987. Since 1990, Mr. Wafelman has been the executive chairman of the Dutch Society of Enterprises in Medical Technology, a Netherlands based technology society, and holds the position of Chairman of an advisory committee for standardization of medical aids. For more than five years prior to that time, Mr. Wafelman was the President of N.V. Enraf Nonius Delft Holland, a major Dutch instrument company and a leading manufacturer of physical therapy products.

     No family relationships exist between the Directors of the Company, the persons listed as nominees for election as Directors at the Meeting and the executive officers of the Company. There are no arrangements or understandings between any Director or nominee and any other person concerning service or nomination as a Director, with the exception of the employment agreement between the Company and Kenneth W. Davidson, which provides that Mr. Davidson shall serve as the Chairman of the Board of Directors.

BOARD COMMITTEES

     The Board has appointed from among its members three standing committees of the Board, as set forth below.

     The Compensation Committee is composed of Messrs. Davidson and DePriest and Dr. Martin. The principal function of the Compensation Committee is to set compensation policy for all employees. See "COMPENSATION COMMITTEE REPORT." In addition, Mr. DePriest and Dr. Martin comprise the Stock Option Committee that is responsible for awarding stock options under the Company's Employee Stock Option Plans.

     The Audit Committee is composed of Mr. Wafelman and Dr. Grabois. The principal functions of the Audit Committee include overseeing the performance and reviewing the scope of the audit function of the Company's independent auditors. The Audit Committee also reviews, among other things, audit plans and procedures, the Company's policies with respect to conflicts of interest and prohibition against the use of corporate funds or assets for improper purposes, changes in accounting policies and the use of independent auditors for non-audit services.

     The Nominating Committee is composed of Messrs. Davidson and Dorflinger and Dr. Henley. The primary function of the Nominating Committee is to recommend to the Board persons to be considered for election to the Board. In making such recommendations, the Nominating Committee will consider nominations submitted by shareholders to the Secretary of the Company.

     During fiscal year 1997 (the year ended November 2, 1997), the Board held thirteen meetings in person or by telephone. Members of the Board are provided with information between meetings regarding the operations of the Company and are consulted on an informal basis with respect to pending business. Such consultation from time to time leads to director action between meetings by unanimous written consent of the Directors, which did not occur during fiscal 1997. During fiscal year 1997, the Compensation Committee held three meetings, the Nominating Committee held two meetings and the Audit Committee held four meetings. Each of the incumbent Directors who was a Director during fiscal year 1997 attended at least 75% of the total number of meetings of the Board, and the total number of meetings held by all committees of the Board on which such Director served, during the year.

DIRECTOR COMPENSATION

     Directors of the Company currently serve without monetary compensation for their service as Directors. The Company has, in the past, issued options to purchase shares of Common Stock to non-employee Directors. The Company also intends to issue to each non-employee Director an option to purchase up to 5,000 shares of Common Stock, as further described under "APPROVAL OF 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN," subject to shareholder approval of such plan at the Meeting. In the future, the Company may continue to compensate its outside Directors for serving in such capacity with additional options or such other remuneration as determined by the Board.

  Non-Employee Directors' Stock Option Plans

     In March of 1997, the Board approved the 1997 Non-Employee Directors' Stock Option Plan (the "1997 Directors' Plan"). In March of 1996, the Board approved the 1996 Non-Employee Directors' Stock Option Plan (the "1996 Directors' Plan") and in January of each of 1995, 1994, and 1993, respectively, the Board approved the 1995 Non-Employee Directors' Stock Option Plan (the "1995 Directors' Plan"), the 1994 Non-Employee Directors' Stock Option Plan (the "1994 Directors' Plan") and the 1993 Non-Employee Directors' Stock Option Plan (the "1993 Directors' Plan") (collectively the "Past Directors' Plans"). The terms of the Past Directors' Plans are substantially identical, except for exercise price and relevant dates, as discussed below.

     For the 1997 Directors' Plan and for the Past Directors' Plans, 40,000 and 30,000 shares of Common Stock, respectively, have been reserved for issuance under each of the plans. The grant of options to non-employee Directors of the Company is non-discretionary under each of the 1997 Directors' Plan and the Past Directors' Plans. Accordingly, each Director of the Company at the time of the Company's relevant Annual Meeting of Shareholders, i.e., the meeting when each such plan was approved, who was neither an employee nor an executive officer of the Company, was granted an option to purchase 5,000 and 3,000 shares of Common Stock under the 1997 Directors' and each such Past Directors' Plans, respectively. The purchase or exercise price under the 1997 Directors' Plan is $11.48 per share (85% of the opening sales price of the Common Stock on the New York Stock Exchange on November 1, 1996). The purchase or exercise price under the 1996 Directors' Plan is $11.48 per share (85% of the opening sales price of the Common Stock on the New York Stock Exchange on November 1, 1995). The purchase or exercise price under the 1995 Directors' Plan is $10.73 per share (85% of the opening sales price of the Common Stock on the New York Stock Exchange on November 1, 1994). The purchase or exercise price under the 1994 Directors' Plan is $15.40 per share (85% of the opening sales price of the Common Stock on the American Stock Exchange on November 1, 1993). The purchase or exercise price under the 1993 Directors' Plan is $13.39 per share (85% of the opening sales price of the Common Stock on the American Stock Exchange on November 1, 1992). The options first became exercisable on November 4, 1997, January 12, 1997, January 12, 1996, January 12, 1995 and January 12, 1994 and are exercisable through November 4, 2000, January 12, 2000, January 12, 1999, January 12, 1998 and January 12, 1997, in the case of the 1997 Directors' Plan, the 1996 Directors' Plan, the 1995 Directors' Plan, the 1994 Directors' Plan and the 1993 Directors' Plan, respectively; except that, in the case of each such Plan, if an optionee ceases to serve as a Director of the Company for any reason, the options will terminate on the earlier of their respective termination date or the first anniversary of the date on which the Director ceased to serve as a Director. As of February 2, 1998, options to purchase an aggregate of 3,000 shares had been exercised under the 1993 Directors' Plan, and the remaining options to purchase 15,000 shares expired unexercised; options to purchase all 18,000 shares under the 1994 Directors' Plan had been exercised; options to purchase an aggregate of 3,000 shares had been exercised under both the 1995 Directors' Plan and the 1996 Directors' Plan and the remaining options to purchase 15,000 shares under the 1995 Directors' Plan and the 1996 Directors' Plan, respectively, remain unexercised; options to purchase 5,000 shares had been exercised under the 1997 Directors' Plan, and the remaining 25,000 remain unexercised.

     Both the 1997 Directors' Plan and each Past Directors' Plan provides that any person who is elected as a Director for the first time after the adoption of such plan at the Company's Annual Meeting of Shareholders, is entitled to an option to purchase 5,000 or 3,000 shares of Common Stock under the 1997 Directors' Plan or such Past Directors' Plan, respectively, for the purchase price equal to 85% of the last reported sales price of the Common Stock on the date of grant. No additional options have been granted under any of the 1997 Directors' Plan or the Past Directors' Plans described above as a result of any additional Directors being elected at an Annual Meeting.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table is a summary of the compensation paid or accrued by the Company for the last three fiscal years for services in all capacities to each of the persons who qualified as a "named executive officer" (as defined in Item 402(a)(3) of Regulation S-K under the Securities Exchange Act of 1934) during fiscal year 1997 ("Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

            (A)               (B)       (C)         (D)           (E)            (G)           (I)
----------------------------  ----    --------    --------    ------------    ----------    ---------
                                                                                 LONG
                                                                                 TERM
                                                                               COMPEN-
                                                                                SATION
                                                                              ----------
                                              ANNUAL COMPENSATION               AWARDS
                                      ------------------------------------    ----------
                                                              OTHER ANNUAL    SECURITIES       ALL
                                                                COMPEN-       UNDERLYING      OTHER
          NAME AND                     SALARY      BONUS         SATION        OPTIONS       COMPEN-
     PRINCIPAL POSITION       YEAR      ($)         ($)          ($)(1)         (#)(2)      SATION(3)
----------------------------  ----    --------    --------    ------------    ----------    ---------
Kenneth W. Davidson           1997    $320,000    $160,000      $70,525         40,000        $4,750
  Chief Executive Officer     1996     320,000     160,000       22,853         50,000         4,750
                              1995     320,000     100,000       18,569         50,000         4,620

Peter M. Graham               1997     140,000      68,750       23,343         25,000         4,750
  Executive Vice President    1996     135,000      67,500          n/a         35,000         5,471
                              1995     124,615      18,000          n/a         40,000         4,488

Jack F. Cahill                1997     140,000      68,750       20,542         20,000         4,750
  Vice President              1996     135,000      67,500          n/a         30,000         5,091
                              1995     135,000       5,000          n/a         30,000         3,947

David L. Lamont               1997     125,000      61,250       18,208         20,000         4,750
  Vice President              1996     120,000      60,000          n/a         30,000         4,109
                              1995     116,538      11,000          n/a         30,000         3,140

Henry T. DeHart III           1997     125,000      61,250       18,208         20,000         4,750
  Vice President              1996     120,000      60,000          n/a         17,000         4,572
                              1995     120,000       5,000          n/a         15,000         3,600

---------------

(1) Includes the value of the interest imputed on non-interest bearing loans made by the Company. See "Certain Transactions."
(2) For each indicated fiscal year, includes options granted to be effective as of the first day of the next fiscal year with respect to the performances of the named executive officers during the indicated fiscal year.
(3) Includes contributions made by the Company to its 401(k) plan on behalf of the employee. Each eligible employee has the option to contribute up to 20% of his or her salary, and to have such deferred amounts invested in the plan. The Company may, but is not required to, make a matching contribution to the plan of up to 6% of the salary of such participating employee. All employee contributions are fully vested. Company contributions vest over a five-year period at the rate of 20% per year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS
                          ----------------------------------------------
                                    % OF TOTAL                                POTENTIAL REALIZABLE VALUE AT ASSUMED
                                     OPTIONS                   MARKET       ANNUAL RATES OF STOCK PRICE APPRECIATION
                                    GRANTED TO   EXERCISE     VALUE OF                   FOR OPTION TERM
                          OPTIONS   EMPLOYEES     OR BASE     STOCK ON     -------------------------------------------
                          GRANTED   IN FISCAL      PRICE       DATE OF     EXPIRATION
NAME                      (#)(1)       YEAR      ($/SH)(2)   GRANT($/SH)      DATE       5%($)      10%($)     0%($)
----                      -------   ----------   ---------   -----------   ----------   --------   --------   --------
Kenneth W. Davidson.....  40,000       16.5%      $19.02       $22.38       11/3/03     $381,472   $680,929   $134,400
Peter M. Graham.........  25,000       10.3        19.02        22.38       11/3/03      238,420    425,580     84,000
David L. Lamont.........  20,000        8.3        19.02        22.38       11/3/03      190,736    340,464     67,200
Henry T. DeHart III.....  20,000        8.3        19.02        22.38       11/3/03      190,736    340,464     67,200
Jack F. Cahill..........  20,000        8.3        19.02        22.38       11/3/03      190,736    340,464     67,200

---------------

(1) Comprised of options granted effective as of November 3, 1997, with respect to the respective performances of the named executive officers during fiscal year 1997.
(2) The options granted are exercisable as to twenty percent of the underlying shares on November 3 of each year beginning in 1998 and ending in 2002.

     The Company has not granted any stock appreciation rights.

     Set forth in the following table is summary information regarding stock option exercises in fiscal 1997 and the value of all unexercised options as of the end of fiscal 1997 for each of the executive officers included in the Summary Compensation Table:

                AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                  NUMBER OF SECURITIES
                                                                       UNDERLYING
                                                                  UNEXERCISED OPTIONS    VALUE OF UNEXERCISED
                                                                   AT FISCAL YEAR-END    IN-THE-MONEY OPTIONS
                                                                          (#)            AT FISCAL YEAR-END($)
                            SHARES ACQUIRED                           EXERCISABLE/           EXERCISABLE/
NAME                        ON EXERCISE(#)    VALUE REALIZED($)     UNEXERCISABLE(1)       UNEXERCISABLE(1)
----                        ---------------   -----------------   --------------------   ---------------------
Kenneth W. Davidson.......       3,000             $23,760          100,000/113,000      $1,133,820/$1,259,280
Peter M. Graham...........       3,000              27,870            80,600/86,400            896,156/963,824
David L. Lamont...........       3,000              23,760            61,200/67,800            680,292/755,568
Henry T. DeHart III.......           0                   0            25,600/32,400            279,982/357,708
Jack F. Cahill............           0                   0            20,600/43,400            222,754/473,176

---------------

(1) Excludes options to purchase 40,000, 25,000, 20,000, 20,000 and 20,000 shares of Common Stock granted to Messrs. Davidson, Graham, Lamont, DeHart, Cahill, respectively, effective as of November 3, 1997 with respect to their respective performances during fiscal year 1997.

EMPLOYMENT CONTRACTS

     Effective November 1, 1997, the Company entered into an employment agreement with Kenneth W. Davidson, the Chairman of the Board, President and Chief Executive Officer of the Company, which employment agreement replaced the employment agreement dated effective November 1, 1994, expiring on October 31, 1997. The employment agreement provides for Mr. Davidson's employment through October 31, 2000, with an automatic renewal for consecutive one year periods thereafter unless either party gives notice to the contrary at least six months prior to the beginning of any such renewal. The agreement requires the Company to (i) pay Mr. Davidson an annual salary of $350,000 per year, subject to periodic increase upon the recommendation of the Compensation Committee of the Board; (ii) pay Mr. Davidson an annual bonus of at least one-half his annual salary for each year that Mr. Davidson fully meets certain performance goals, which are to be developed jointly by the Board and Mr. Davidson each year, or, if Mr. Davidson does not fully meet such performance goals, an annual bonus in an amount to be determined by the Board in its sole discretion; (iii) provide other miscellaneous benefits generally available to other executive officers of the Company; and

(iv) make a loan or loans (collectively "Loans") to Mr. Davidson not to exceed an aggregate of $400,000, including loans made under Mr. Davidson's previous employment agreement, the principal purpose of which was, or would be, to enable Mr. Davidson to pay any federal income taxes associated with the exercise by him of stock options to purchase shares of Common Stock from time to time. Each Loan to Mr. Davidson under the agreement will be non-interest bearing, unsecured and repayable in ten equal annual installments due on the third through twelfth anniversaries of the Loan. See "Certain Relationships and Related Party Transactions" below for additional information about the Loans.

     The employment agreement prohibits Mr. Davidson from providing any services to, or owning 5% or more of the stock of, any competitor during the term of the agreement and for a period of two years following termination of the agreement. The agreement may not be terminated by the Company except for cause, or upon the death or disability of Mr. Davidson. Mr. Davidson may terminate his employment under certain circumstances, including the Company's breach of the employment agreement or a change in control of the Company (for "Good Reason"). In the event that Mr. Davidson dies or becomes disabled while in office, the Company will be obligated to continue to pay to him all of the salary, bonuses and other benefits provided for in the employment agreement for a period of two years after his termination (reduced by the amount paid to Mr. Davidson under any disability insurance policy provided by the Company). In the event that Mr. Davidson voluntarily terminates his employment for Good Reason or the Company terminates his employment without cause, the Company will be obligated to pay to him a lump sum equal to twice the amount of his salary and minimum bonus and provide the other benefits provided for in the employment agreement for a period of two years after his termination.

     The Company also entered into a Termination Agreement with Mr. Davidson, effective January 31, 1997, which provides that if, after a change in control of the Company, Mr. Davidson suffers a Termination (as defined below), Mr. Davidson will be entitled to receive (i) a lump sum payment, within fifteen (15) days following such termination, equal to two and one-half times the highest annual level of total cash compensation (including bonus) paid to him during the three calendar years ended immediately prior to such Termination, (ii) immediate vesting of all previously granted but unvested stock options, and (iii) continuing health insurance benefits for a period of twenty-four (24) months. A Termination will be deemed to have occurred if, following a change in control,
(i) Mr. Davidson's employment with the Company is terminated other than for cause, (ii) his base salary, bonus, title or responsibilities are reduced or there is a change in employment conditions deemed by Mr. Davidson to be materially adverse as compared to those in effect immediately prior to the change in control, any of which is not remedied within 30 days after notice to the Company by Mr. Davidson, (iii) the Company requires Mr. Davidson to relocate without his consent, (iv) the Company fails to obtain the assumption of the performance of the Termination Agreement by any successor of the Company, or (v) the Company takes any action which would deprive Mr. Davidson of any material fringe benefit enjoyed by him at the time of the change in control. The voluntary termination by Mr. Davidson of his employment following a change in control will not constitute a Termination. If Mr. Davidson suffers a Termination entitling him to payment of severance and benefits under the Termination Agreement, then he will not be entitled to any severance compensation or benefits under his employment agreement, discussed above.

     The Company has not entered into any employment agreement, consulting agreement or similar arrangement or agreement with any of its other executive officers or Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is composed of Kenneth W. Davidson, Donald R. DePriest and Richard O. Martin. Mr. Davidson is the Chairman of the Board, President and Chief Executive Officer of the Company. Effective November 1, 1997, the Company entered into an employment agreement with Mr. Davidson, which employment agreement replaced an employment agreement dated effective November 1, 1994, which expired on October 31, 1997. Among other things, the agreement requires the Company to make a loan or loans (collectively "Loans") to Mr. Davidson not to exceed an aggregate of $400,000, including loans made under Mr. Davidson's previous employment agreement, the principal purpose of which was, or would be, to enable Mr. Davidson to pay any federal income taxes associated with the exercise by him of stock options to purchase shares of Common Stock. Each Loan made to Mr. Davidson under the previous employment agreement, and any new Loans made under the new employment agreement, are non-interest bearing, unsecured and are repayable in ten equal annual installments, on the third through twelfth anniversaries of the date of such Loan. During fiscal year 1997, the highest amount due to the Company from Mr. Davidson under the outstanding Loans was $390,000. The total amount outstanding under the Loans at January 31, 1998 was $390,000. Mr. Davidson was, during fiscal year 1997, and at January 31, 1998, current in all of his repayment obligations under the Loans. See "Employment Contracts" above.

     In May 1997, Mr. Davidson purchased 100,000 shares of Common Stock from the Company at a price of $13.00 per share under the Senior Management Stock Purchase Plan (the "Stock Purchase Plan"). See "Ratification of Senior Management Stock Purchase Plan" below for a description of the Stock Purchase Plan. Payment for the Shares was made by means of a full recourse promissory note in the amount of $1,300,000, the payment of which is also secured by a pledge of the shares. The note is noninterest bearing until its due date. If it is not paid when due, it will bear interest at the highest maximum legal rate, or if no maximum rate is established under applicable law, then 18% per year.

COMPENSATION COMMITTEE REPORT

     Under the Company's By-laws, the Compensation Committee is authorized to
(i) exercise the authority of the full Board with respect to setting compensation policy for all employees of the Company, (ii) make compensation recommendations to the Board regarding executive compensation, and (iii) perform such additional powers and duties as are delegated to it by the Board. The primary historical focus of the Committee has been to review with the Board in detail all aspects of compensation for Kenneth W. Davidson, the Chief Executive Officer of the Company. Mr. Davidson, a member of the Committee, has historically focused on the compensation of all other employees of the Company, including the executive officers of the Company that are named in the compensation tables included herein ("Named Executives"), although since fiscal 1995, the Compensation Committee has taken an expanded role in implementing bonuses for other executive officers. In addition, Mr. DePriest and Dr. Martin constitute the Stock Option Committee that is responsible for annual awards of stock options to employees under the Company's Employee Stock Option Plans. The Committee typically reviews executive compensation and grants employee options following the end of each fiscal year. Since the members of the Committee have significant personal experience in business, including experience in the Company's specific industry, the Committee has determined not to incur the additional expense of retaining outside consultants to assist it in determining executive compensation levels. During fiscal 1997, the Committee held three meetings.

     Compensation Policies Toward Executive Officers. In determining executive compensation, the Committee seeks to create a strong financial incentive for executive officers to maximize the Company's operational results, reward individual contribution and achievement and enable the Company to attract and retain highly qualified executive officers. The two primary components of executive compensation are annual cash compensation and long term incentive compensation. Annual cash compensation consists primarily of base salary and an additional bonus based upon extraordinary achievement or attainment of specified operating results. Executive salaries are set at levels that the Committee believes to be competitive for executive officers having similar experience and abilities at other companies that compete with the Company for executive officers. The Committee has also attempted generally to maintain relatively moderate levels of compensation for its executive officers so as to promote the Company's profitability and competitiveness. Long term incentive compensation consists of the granting of stock options to executive officers and other employees, which align executive compensation with the interests of shareholders.

     Compensation of Chief Executive Officer. Mr. Davidson's compensation for fiscal 1997 was based on a three-year employment agreement with the Company, dated effective November 1, 1994 and expiring October 31, 1997. See "Employment Contracts" above. That employment agreement was adopted by the Board upon the recommendation of the Committee, without the participation of Mr. Davidson. Under the employment agreement, the Company was required to (i) pay Mr. Davidson an annual salary of $320,000 per year, subject to periodic increase upon the recommendation of the Compensation Committee of the Board; (ii) pay Mr. Davidson an annual bonus of at least one-half of his annual salary for each year that

Mr. Davidson fully met certain objective performance goals, or, if Mr. Davidson did not fully meet such performance goals, an annual bonus in an amount to be determined by the Board in its sole discretion; and (iii) make loans to Mr. Davidson not to exceed an aggregate of $400,000, including loans made under Mr. Davidson's previous employment agreement, the principal purpose of which was, or would be, to enable Mr. Davidson to pay any federal income taxes associated with the exercise by him of stock options to purchase shares of Common Stock.

     Mr. Davidson was compensated pursuant to the terms of the employment agreement, as discussed above, in fiscal 1997. In addition to the annual salary provided for by the agreement, Mr. Davidson was eligible for the annual bonus. The Committee determined, without participation by Mr. Davidson, that the annual bonus for Mr. Davidson for fiscal 1997 should be $160,000, which is 50% of Mr. Davidson's annual salary. A number of factors and considerations were relevant to the Committee in making this determination. Mr. Davidson's performance was measured against objective revenue and earnings targets previously agreed upon by the Committee. In addition to the foregoing, the Committee referred to a number of reports concerning executive compensation to reinforce its belief that the compensation level of the Company's executive officers would be slightly below the median of executive officers of comparable companies and to facilitate the Company's profitability and competitiveness. These reports included (i) 1996 Top Five Data Service Report on Executive Compensation in the Medical/Dental Equipment & Supply Industry; (ii) 1996 Management Compensation Survey Report, Health Industry Manufacturers Association; (iii) 1996 Executive Compensation Survey, William M. Mercer/American Electronics Association; (iv) 1997 Compensation Survey, Salary Retrieval Information System, Organization Resources Counselors, Inc.; (v) 1997 High Technology Executive Compensation Survey, Western Management Group; and (vi) 1996-97 Survey of Top Management Compensation, Watson Wyatt Executive Pay in Perspective. These references include companies that are not medical supply companies. The Committee believes that the surveys that were used in considering Mr. Davidson's compensation are superior to a survey of only publicly-traded medical supply companies for that purpose, since a significant number of medical supply companies are not publicly-traded, and the surveys used include data on non-medical companies that the Committee believes are comparable to the Company for this purpose.

     Compensation of Other Executive Officers. Following the end of each fiscal year, the Committee, based upon the recommendation of Mr. Davidson, determines the salary and bonus of all other executive officers of the Company. Mr. Davidson bases his recommendation upon a review of the performance of the executive officers for such fiscal year. The fiscal 1997 base salaries of the Named Executives other than Mr. Davidson were increased by minor amounts over the previous year. Until fiscal 1996, the Company had not historically paid any significant cash bonuses to executive officers other than to Mr. Davidson under his employment agreement. The Compensation Committee determined to implement an informal bonus plan beginning in fiscal 1996 for the other Named Executives that resembled Mr. Davidson's bonus arrangement under his employment agreement (providing for a bonus of approximately one-half of annual salary if the executive met certain objective performance goals) to ensure that other key executives were given similar incentives and received cash remuneration more in line with competitive companies. Other than salary and contributions by the Company to the 401(k) plan on behalf of participating executive officers, the only additional recurring compensation historically available to executive officers has been stock options.

     Stock Option Grants. Mr. DePriest and Dr. Martin, as the members of the Stock Option Committee, determine all grants of options under the Company's Employee Stock Option Plans each year. In determining the allocation of shares among the executive officers and other employees, the Stock Option Committee uses the same general criteria used by the Committee in determining other compensation and relies on the recommendations of Company management for all employees other than Mr. Davidson. After the end of each fiscal year, Mr. Davidson provides recommendations to the Stock Option Committee regarding the grant of stock options to executive officers and other employees, based upon the officer's or employee's position and responsibilities, recommendations received from other members of the Company's management, and

Mr. Davidson's assessment of such officer's or employee's performance and relative contributions to the Company as compared to other officers and employees during the fiscal year.

                                          COMPENSATION COMMITTEE

                                          Richard O. Martin, Ph.D., Chairman
                                          Kenneth W. Davidson
                                          Donald R. DePriest

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth, as of February 2, 1998, information as to the beneficial ownership of the Company's Common Stock by (i) each person known to the Company as having beneficial ownership of more than 5% of the Company's Common Stock, (ii) each person serving the Company as a Director on such date and each nominee for Director, (iii) each person serving the Company as an executive officer on such date who qualifies as a "named executive officer" as defined in Item 402(a)(3) of Regulation S-K under the Securities Exchange Act of 1934, and (iv) all of the Directors and executive officers of the Company as a group.

                                                              SHARES BENEFICIALLY OWNED
                                                              --------------------------
BENEFICIAL OWNER(1)                                             NUMBER          PERCENT
-------------------                                           -----------      ---------
Wellington Management Co., L.L.P.
  75 State Street
  Boston, Massachusetts 02109...............................     664,000(2)       6.5%
Dimensional Fund Advisors Inc.
  1299 Ocean Avenue, 11(th) Floor
  Santa Monica, California 90401............................     595,179(3)       5.9
Peter G. Dorflinger.........................................     464,936(4)       4.6
Ernest J. Henley, Ph.D. ....................................     345,349(5)       3.4
Kenneth W. Davidson.........................................     338,368(6)       3.3
Peter M. Graham.............................................     151,100(7)       1.5
David L. Lamont.............................................     115,486(8)       1.1
Henry T. DeHart III.........................................      65,500(9)         *
Jack F. Cahill..............................................      64,600(10)        *
Martin Grabois, M.D.........................................      17,000(11)        *
Richard O. Martin, Ph.D. ...................................      16,000(12)        *
Henk R. Wafelman, Ing.......................................      13,000(13)        *
Donald R. DePriest..........................................      11,000(14)        *
All executive officers and Directors as a group (15
  persons)..................................................   1,760,109(15)     16.6

---------------

   * Less than 1%
 (1) The address for all executive officers and Directors is 10300 49th Street North, Clearwater, Florida 33762.
 (2) According to the Amendment No. 1 to Schedule 13-G filed by it on February 10, 1998, Wellington Management Company, L.L.P., a registered investment adviser, shares voting power over 363,500 shares, and shares dispositive power over 664,000 shares, of Company stock owned by its clients.
 (3) According to the Amendment to Schedule 13-G filed by it on February 10, 1998, Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, has sole voting power over 392,500 shares, and has sole dispositive power over 595,179 shares, of Company stock owned by its clients. Further, persons who are officers of Dimensional also serve as officers of DFA Investment Dimensions Group Inc. (the "Fund") and The DFA Investment Trust Company (the "Trust"), each a registered open-end investment company. In their capacities as officers of such entities, these persons vote 70,179 additional shares which are owned by the Fund and 132,500 shares which are owned by the Trust. Dimensional disclaims beneficial ownership of all of the shares.
 (4) Includes 6,100 shares held of record and 458,836 shares purchasable under options exercisable within 60 days after February 2, 1998. Mr. Dorflinger is the former Vice President and General Counsel of Sulzer Intermedics, Inc. ("Intermedics"), a subsidiary of Sulzer Medica Ltd., and holds a fully exercisable option to purchase all of the 447,836 shares held of record by Intermedics.
 (5) Includes 334,349 shares owned of record by Dr. Henley and 11,000 shares purchasable under options exercisable within 60 days after February 2, 1998. Excludes 305,185 shares beneficially owned by Davis C. Henley, and 168,616 shares owned by Alan J. Henley, sons of Dr. Henley, as to which shares Dr. Henley disclaims beneficial ownership.
 (6) Includes 236,368 shares owned of record by Mr. Davidson and 102,000 shares purchasable under options exercisable within 60 days after February 2, 1998.
 (7) Includes 70,500 shares owned of record by Mr. Graham and 80,600 shares purchasable under options exercisable within 60 days after February 2, 1998.
 (8) Includes 54,286 shares owned of record by Mr. Lamont and 61,200 shares purchasable under options exercisable within 60 days after February 2, 1998.
 (9) Includes 39,900 shares owned of record by Mr. DeHart and 25,600 shares purchasable under options exercisable within 60 days after February 2, 1998.
(10) Includes 44,000 shares owned of record by Mr. Cahill and 20,600 shares purchasable under options exercisable within 60 days after February 2, 1998.
(11) Includes 6,000 shares held of record by Dr. Grabois and 11,000 shares purchasable under options exercisable within 60 days after February 2, 1998.
(12) Includes 5,000 shares held of record by Dr. Martin and 11,000 shares purchasable under options exercisable within 60 days after February 2, 1998.
(13) All shares owned of record.
(14) Represents shares purchasable under options exercisable within 60 days after February 2, 1998.
(15) Includes 447,836 shares held of record by Intermedics, described in footnote 4 above. Includes 410,420 shares purchasable under options issued to various Directors and executive officers of the Company that are exercisable within 60 days after February 2, 1998, including those described in footnotes 4 through 14 above. Does not include options issuable under the 1998 Non-Employee Directors' Stock Option Plan. See "APPROVAL OF 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Securities Exchange Act of 1934, Directors, certain officers and beneficial owners of 10% or more of the Company's Common Stock are required from time to time to file with the Commission reports on Form 3, 4, or 5, relating principally to transactions in Company securities by such persons. Based solely upon review of Forms 3 and 4 and amendments thereto furnished to the Company during its fiscal year 1997 and thereafter, Forms 5 and amendments thereto furnished to the Company with respect to its fiscal year 1997, and any written representations received by the Company from a Director, officer or beneficial owner of more than 10% of the Common Stock ("reporting persons") that no Form 5 is required, the Company believes that the following reporting persons failed to file on a timely basis the following reports required by Section 16(a) of the Securities and Exchange Act of 1934 during the Company's 1997 fiscal year.

     Mr. DePriest filed one late report disclosing five sales of Common Stock. Dr. Henley filed one late report disclosing one gift of Common Stock and one late report disclosing the exercise of options for Common Stock and the simultaneous sale of Common Stock. Dr. Martin filed one late report disclosing one sale of Common Stock. Mr. Wafelman filed one late report disclosing three exercises of options for Common Stock and two simultaneous sales of Common Stock. Each of Messrs. Davidson, Graham, Lamont, DeHart, Cahill, Blazei and Dailey filed one late report disclosing the grant to them of options in 1997 under the 1995 Employee Stock Option Plan.

PERFORMANCE GRAPH

     The following table shows a comparison of the five-year cumulative total return to shareholders for Maxxim Common Stock, the Dow Jones Global U.S. Index (formerly known as the Dow Jones Equity Market Index) and the Dow Jones Medical Supplies Index, assuming $100 invested in each on November 2, 1992.

                                    [GRAPH]

        Measurement Period                             Dow Jones Global   Dow Jones Medical
      (Fiscal Year Covered)          Maxxim Medical           US              Supplies
11/2/92                                           100                100                100
11/2/93                                           115                114                 96
11/2/94                                            82                117                110
11/2/95                                            87                152                146
11/2/96                                            86                185                187
11/2/97                                           142                246                213

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Senior Management Stock Purchase Plan. On May 9, 1997, the Board of Directors approved the Senior Management Stock Purchase Plan (the "Stock Purchase Plan"). Under the Stock Purchase Plan, a total of 400,000 shares of Common Stock (the "Shares") were made available for purchase by executive officers or persons deemed to be key employees of the Company (the "Participants") at a price of $13.00 per share, which was the closing sale price per share of the Common Stock on the New York Stock Exchange on April 30, 1997. Payment for the Shares was made by means of a full recourse promissory note from each Participant ("Promissory Note"), the payment of which is also secured by a pledge of the Shares. The Promissory Notes are noninterest bearing until their due date. If they are not paid when due, the Promissory Notes bear interest at the highest maximum legal rate, or if no maximum rate is established under applicable law, then 18% per year. All 400,000 shares were subscribed for and purchased by the Participants in May 1997. The executive officers of the Company purchased the numbers of shares set forth in the table below, with the remaining shares being purchased by other officers and key employees. See "Ratification of

Senior Management Stock Purchase Plan" below for additional information about the Stock Purchase Plan and the terms of the Promissory Notes.

                                                                                ORIGINAL AND CURRENT
NAME                                                      SHARES PURCHASED   BALANCE OF PROMISSORY NOTE
----                                                      ----------------   --------------------------
Kenneth W. Davidson.....................................   100,000 shares            $1,300,000
Peter M. Graham.........................................    50,000 shares               650,000
Jack F. Cahill..........................................    44,000 shares               572,000
David L. Lamont.........................................    39,000 shares               507,000
Alan S. Blazei..........................................    39,000 shares               507,000
Henry T. DeHart.........................................    39,000 shares               507,000
Joseph D. Dailey........................................    28,000 shares               364,000
Rob W. Beek.............................................    12,000 shares               156,000
Suzanne R. Garon........................................     7,000 shares                91,000

     Loans to Kenneth W. Davidson. Effective November 1, 1997, the Company entered into an employment agreement with Kenneth W. Davidson, Chairman of the Board, Chief Executive Officer and President of the Company, which employment agreement replaced an employment agreement dated effective November 1, 1994, which expired on October 31, 1997. Among other things, the agreement requires the Company to make a loan or loans (collectively "Loans") to Mr. Davidson not to exceed an aggregate of $400,000, including loans made under Mr. Davidson's previous employment agreement, the principal purpose of which was, or would be, to enable Mr. Davidson to pay any federal income taxes associated with the exercise by him of stock options to purchase shares of Common Stock. Each Loan made to Mr. Davidson under the previous employment agreement, and any new Loans made under the new employment agreement, are non-interest bearing, unsecured and are repayable in ten equal annual installments, on the third through twelfth anniversaries of the date of such Loan. During fiscal year 1997, the highest amount due to the Company from Mr. Davidson under the outstanding Loans was $390,000. The total amount outstanding under the Loans at January 31, 1998, was $390,000. Mr. Davidson was, during fiscal year 1997, and at January 31, 1998, current in all of his repayment obligations under the Loans. See "Employment Contracts" above.

           APPROVAL OF 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                                  (PROPOSAL 2)

     On February 11, 1998, the Board approved the 1998 Non-Employee Directors' Stock Option Plan (the "1998 Directors' Plan"), conditioned upon approval by the Company's shareholders at the Meeting. The purpose of the 1998 Directors' Plan is to assist the Company in attracting and retaining qualified and competent persons for service as members of the Board. Drs. Henley, Grabios and Martin and Messrs. DePriest, Dorflinger and Wafelman are currently the only persons who are eligible to participate in the 1998 Directors' Plan. The grant of options to non-employee Directors is non-discretionary under the 1998 Directors' Plan, and each non-employee Director of the Company has been granted an option to purchase 5,000 shares of Common Stock under the Plan. In addition, in the event that any person is elected as a Director of the Company for the first time at any Annual Meeting of Shareholders after the Annual Meeting, such person will be entitled to an option to purchase 5,000 shares of Common Stock under the 1998 Directors' Plan. The 1998 Directors' Plan will automatically terminate effective on the date of the 2002 Annual Meeting.

     The Board has authorized the reservation of 40,000 shares of Common Stock of the Company for issuance in accordance with the provisions of the 1998 Directors' Plan. Shares of Common Stock to be delivered under the provisions of the 1998 Directors' Plan are to be issued by the Company from its authorized but unissued shares of Common Stock. The 1998 Directors' Plan is evidenced by a formal written plan. The shares subject to the options to be granted to the six persons named above are not set forth in the Security Ownership table included in this Proxy Statement because (i) the grant of such options under the 1998 Directors' Plan remains subject to the approval of the Company's shareholders at the Meeting and (ii) such options will not be exercisable until March 12, 1999.

     The Options granted under the 1998 Directors' Plan to the six current non-employee Directors are exercisable at $19.02 per share, or 85% of the opening price of the Company's Common Stock on the New York Stock Exchange on November 3, 1997, the effective date of options granted to certain officers and employees of the Company (including employee Directors). Options granted under the 1998 Directors' Plan to new non-employee Directors will be exercisable at a price per share equal to 85% of the opening price of the Company's Common Stock on the New York Stock Exchange on the date on which such new Director is elected to such position.

     Only Directors of the Company who are neither employees or executive officers of the Company are eligible to receive options under the 1998 Directors' Plan. All options granted under the 1998 Directors' Plan will be first and fully exercisable after the first anniversary of the first annual meeting of the shareholders of the Company held after the grant of such option (if such grant date is the date of an annual shareholders' meeting, then one year after such date) (the "Vesting Date"), provided that at such date the optionee has served as a Director of the Company at all times from the date of grant up to the date preceding the Vesting Date. Thereafter, options are fully exercisable through the expiration of three years from the Vesting Date, except that if for any reason a Director ceases to serve as a Director, the options will terminate on the earlier of their termination date or the first anniversary of the date on which the Director ceased to serve as a Director. Options granted under the 1998 Directors' Plan become exercisable in full automatically upon any change in control of the Company, including (but not limited to) an acquisition by any person of 40% or more of the voting power of the stock of the Company, a change in the majority of the members of the Board at a meeting of the shareholders of the Company, or a merger in which the shareholders of the Company own less than 50% of the ownership in the surviving entity. Options granted under the 1998 Directors' Plan are not transferable, except by will or by the laws of descent and distribution.

     All options granted under the 1998 Directors' Plan are conditioned upon the approval of the 1998 Directors' Plan by the shareholders of the Company at the Meeting and both the Plan and all options previously granted under the Plan will automatically terminate if such approval is not received. No other options have been issued to non-employee Directors other than as described above under "Management -- Director Compensation."

     On February 2, 1998 the last reported sales price per share of Common Stock on the New York Stock Exchange was $22.81.

FEDERAL INCOME TAX CONSEQUENCES

     All options granted under the 1998 Directors' Plan will be non-statutory options, not entitled to special tax treatment under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code") or otherwise. The following is a summary of the current Federal income tax rules related to the grant and exercise of nonqualified stock options ("NQSO").

     A grantee of a NQSO will not recognize taxable income upon the grant of the option. Upon a grantee's exercise of a NQSO, (1) the grantee will recognize ordinary income in an amount equal to the difference between the exercise price of the shares purchased pursuant to the NQSO and their fair market value on the exercise date, and (2) the Company will be entitled to a tax deduction in an amount equal to such difference.

VALUE OF 1998 DIRECTOR OPTIONS GRANTED

     Set forth below is a summary table as to the dollar value of options granted under the 1998 Non-Employee Directors' Stock Option Plan, subject to shareholder approval.

  1998 Non-Employee Directors' Stock Option Plan

                                                                                 NUMBER OF SHARES
                                                                                  OF COMMON STOCK
                                                                                  UNDERLYING 1998
                                                              DOLLAR VALUE(1)   DIRECTOR OPTIONS(2)
                                                              ---------------   -------------------
Non-Employee Directors as a Group...........................     $162,600             30,000

---------------

(1) Dollar value on the date of grant, February 11, 1998, based upon an opening price on the NYSE of $24.44 per share. Exercise price of all options is $19.02.
(2) Options granted February 11, 1998, subject to shareholder approval.

BOARD RECOMMENDATION

     The Board believes that the adoption of the 1998 Directors' Plan is in the best interest of the Company and its shareholders. The Board therefore recommends a vote FOR approval of the 1998 Non-Employee Directors' Stock Option Plan, and it is intended that the proxies not marked to the contrary will be so voted.

     The affirmative vote of a majority of the shares of Common Stock represented at the Meeting, in person or by proxy, is required for approval of the 1998 Directors' Plan, provided that the total votes cast on the proposal (including abstentions) represents more than 50% of the total number of shares of Common Stock outstanding on the Record Date. Broker non-votes will be disregarded.

             RATIFICATION OF SENIOR MANAGEMENT STOCK PURCHASE PLAN
                                  (PROPOSAL 3)

     On May 9, 1997, the Board of Directors approved the Senior Management Stock Purchase Plan (the "Stock Purchase Plan") for the purpose of advancing the interests of the Company and its subsidiaries by providing stock ownership opportunities to senior management and key employees of the Company who contribute significantly to the management, growth and financial success of the Company and its subsidiaries. The Board believed that aligning executive officers' and key employees' personal interests more closely with those of the shareholders and with the Company's financial performance would benefit the long term growth of the Company while aiding it in retaining employees of exceptional ability.

     Under the Stock Purchase Plan, a total of 400,000 shares of Common Stock (the "Shares") were made available for purchase by executive officers and persons deemed to be key employees of the Company (the "Participants") at a price of $13.00 per share, which was the closing sale price per share of the Common Stock on the New York Stock Exchange on April 30, 1997. All 400,000 shares were subscribed for and purchased by the Participants in May 1997. The following executive officers of the Company purchased the number of shares set forth opposite their names.

Kenneth W. Davidson...........  100,000 shares    Henry T. DeHart...............  39,000 shares
Peter M. Graham...............   50,000 shares    Joseph D. Dailey..............  28,000 shares
Jack F. Cahill................   44,000 shares    Rob W. Beek...................  12,000 shares
David L. Lamont...............   39,000 shares    Suzanne R. Garon..............   7,000 shares
Alan S. Blazei................   39,000 shares

     The Company has been informed by the New York Stock Exchange that the Stock Purchase Plan must be ratified by the Company's shareholders prior to the listing of the Shares on the Exchange. A summary of the terms of the Stock Purchase Plan is set forth below.

TERMS OF THE STOCK PURCHASE PLAN

     Payment for Shares. Payment for the Shares was made by means of a full recourse promissory note from each Participant ("Promissory Note"), the payment of which is also secured by a pledge of the Shares. The Promissory Notes are noninterest bearing until their due date. If the Promissory Notes are not paid when due, they bear interest at the highest maximum legal rate, or if no maximum rate is established under applicable law, then 18% per year.

     The Promissory Notes are due on May 23, 2000, provided that the Participant remains in the employ of the Company until such date. If the employment of the Participant with the Company is terminated for any reason other than Participant's death at any time prior to the payment in full of the Participant's Promissory Note, then the maturity date of the Promissory Note is accelerated to the date and under the circumstances described below:

          (a) If the Participant's employment with the Company is terminated for cause, then the maturity date of the Promissory Note is immediately accelerated to the effective date of termination established by the Company.

          (b) If the Participant's employment with the Company is terminated by the Company without cause, or by the Participant or the Company because of a change in control of the Company, or if his health shall become impaired to an extent that makes his continued performance of his duties hazardous to his physical or mental health or his life, then the maturity date of the Promissory Note is immediately accelerated to the date that is six months after the effective date of termination established by the Company, but in no event later than the stated maturity date under the Promissory Note.

          (c) If the Participant's employment with the Company is terminated voluntarily by the Participant, then the maturity date of the Promissory
     Note is immediately accelerated to the date that is three months after the effective date of termination established by the Company, but in no event later than the stated maturity date under the Promissory Note.

     Forfeiture of Gain by the Participant. If the Participant sells his Shares prior to the expiration of three years from the effective date of the sale of the Shares to him for any reason other than pursuant to a change in control of the Company, or a merger, acquisition or other corporate transaction pursuant to which the Shares are effectively sold, converted or transferred by operation of law, then 50% of any gain realized by the Participant upon such sale will be forfeited and paid over to the Company immediately upon such sale. The purpose of this forfeiture provision is to further and promote the purpose of the Plan, and will not be applicable to the sale of Shares by the heirs or legal representatives of a Participant in the event of his death.

BOARD RECOMMENDATION

     The Board believes that the Stock Purchase Plan has fulfilled its purpose of aligning executive officers' and key employees' personal interests more closely with those of the shareholders and with the Company's financial performance and has benefited the long term growth of the Company while aiding it in retaining the executives who participated in the Stock Purchase Plan. Therefore, the Board believes that the ratification of the Stock Purchase Plan is in the best interest of the Company and its shareholders. The Board recommends a vote FOR ratification of the Stock Purchase Plan, and it is intended that the proxies not marked to the contrary will be so voted.

     The affirmative vote of a majority of the shares of Common Stock represented at the Meeting, in person or by proxy, is required for ratification of the Stock Purchase Plan, provided that the total votes cast on the proposal (including abstentions) represents more than 50% of the total number of shares of Common Stock outstanding on the Record Date. Broker non-votes will be disregarded. In the event that the Stock Purchase Plan is not approved by the shareholders, the Company either will have to repurchase the Shares under circumstances that will provide the executives with substantially the same economic benefits that they would have realized had the Stock Purchase Plan been approved or make other arrangements with the Participants to provide them with such benefits. Any such arrangements likely will cause the Company to incur significant compensation expenses, based upon the increase in the value of the Shares since the date of purchase. Net compensation costs associated with the issuance of the Shares was not significant.

                       RATIFICATION OF THE APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Company engaged the firm of KPMG Peat Marwick LLP, independent certified public accountants, to report upon the financial statements included in the Annual Report submitted herewith. A representative from said firm will be in attendance at the Meeting, will have the opportunity to make a statement if desired, and will be available to respond to any questions from those in attendance. The Company is seeking ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent certified public accountants to report upon its 1997 financial statements by the shareholders at the Meeting. Shareholder approval of the Company's independent certified public accountants is not required by the Company's By-Laws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice and unanimously recommends that you vote "FOR" such ratification. If the shareholders do not ratify this appointment, other certified public accountants will be considered by the Board of Directors for future reports upon recommendation of the Audit Committee.

                                 OTHER BUSINESS

     Management of the Company does not know of any other business that may be presented at the Meeting. If any matter not described herein should be presented for shareholder action at the Meeting, the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their best judgment.

                           SHAREHOLDER PROPOSALS FOR
                    PRESENTATION AT THE 1999 ANNUAL MEETING

     The Board of Directors requests that any shareholder proposals intended for presentation at the 1999 Annual Meeting be submitted to Peter M. Graham, Secretary, in writing no later than October 22, 1998, for consideration for inclusion in the Company's proxy materials for such meeting.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY TO ENSURE THAT A QUORUM WILL BE PRESENT AT THE MEETING. THEREFORE, SHAREHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

     PLEASE NOTE: IF YOUR SHARES ARE HELD IN STREET NAME BY A BROKERAGE FIRM, BANK OR OTHER NOMINEE, SUCH NOMINEE WILL SUPPLY YOU WITH A PROXY TO BE RETURNED DIRECTLY TO IT. IT IS IMPORTANT THAT YOU RETURN THE FORM TO THE NOMINEE AS QUICKLY AS POSSIBLE SO THAT IT MAY VOTE YOUR SHARES. YOU MAY NOT VOTE SUCH SHARES IN PERSON AT THE MEETING UNLESS YOU OBTAIN A POWER OF ATTORNEY OR LEGAL PROXY FROM THE NOMINEE AUTHORIZING YOU TO VOTE THE SHARES, AND YOU PRESENT THIS POWER OF ATTORNEY OR PROXY AT THE MEETING.

                                          By Order of the Board of Directors

                                          /s/ PETER M. GRAHAM
                                          Peter M. Graham,
                                          Secretary

Dated: February 20, 1998

                              MAXXIM MEDICAL, INC.
                           10300 49TH STREET NORTH
                           CLEARWATER, FLORIDA 33762

    PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 12, 1998.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

   The undersigned hereby designates and appoints Peter M. Graham, David L. Lamont and Alan S. Blazei, and each of them with authority to act without the others, as attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock, $.001 par value per share, of Maxxim Medical, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Maxxim Medical, Inc., to be held at 10:00 a.m. Eastern Time on Thursday, March 12, 1998, or at any adjournment thereof, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified below and in their discretion on any other business that may properly come before the Meeting.

1. ELECTION OF DIRECTORS:
      Nominees: Kenneth W. Davidson, Donald R. DePriest, Peter G. Dorflinger,
                  Martin Grabois, M.D., Ernest J. Henley, Ph.D.,
               Richard O. Martin, Ph.D., and Henk R. Wafelman, Ing.

    [ ] FOR ALL NOMINEES LISTED ABOVE                        [ ]  WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED
       (EXCEPT AS MARKED TO THE CONTRARY BELOW)                   ABOVE

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------
2. To approve the adoption of the 1998 Non-Employee Directors' Stock Option Plan and the issuance to non-employee directors thereunder of options to purchase an aggregate of 30,000 shares of Common Stock of the Company.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

3. To ratify the adoption of the Senior Management Stock Purchase Plan and the sale of 400,000 shares of Common Stock of the Company thereunder.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

                    (Please sign and date on reverse side.)

                          (Continued from other side.)

4. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for fiscal year 1997.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

5. In their discretion, on such other business as may properly come before the Meeting.

 PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE
                    EVEN IF YOU PLAN TO ATTEND THE MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.

The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the Meeting. The Proxy may be revoked by delivering a signed revocation to the Company at any time prior to the Meeting, by submitting a later-dated Proxy, or by attending the Meeting in person and casting a ballot. The undersigned hereby revokes any proxy previously given to vote such shares at the Meeting.

                                             Dated:
                                                   -----------------------------

                                             -----------------------------------
                                             Signature of Shareholder

                                             -----------------------------------
                                             Signature of Shareholder

                                             Please sign Proxy EXACTLY as your
                                             name appears on your stock
                                             certificate(s). JOINT OWNERS SHOULD
                                             EACH SIGN PERSONALLY. When signing
                                             as attorney, executor,
                                             administrator, trustee, guardian,
                                             partner or corporate officer,
                                             please give full your full title as
                                             such.